SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report January 22, 1998


                        HOSPITAL STAFFING SERVICES, INC.


          FLORIDA                    1-11131               59-2150637
(State or other jurisdiction of    (Commission           (I.R.S. Employer
 incorporation or organization)     File Number)       Identification Number)

                      6245 North Federal Highway, Suite 500
                       Fort Lauderdale, Florida 33308-1900
                    (Address of principal executive offices)

                                 (954) 771-0500
               Registrant's telephone number, including area code













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                HOSPITAL STAFFING SERVICES, INC. AND SUBSIDIARIES
                                    FORM 8-K

ITEM 5. OTHER EVENTS



PRESS RELEASE ISSUED JANUARY 22, 1998:


         On January 22, 1998, the Company executed a definitive agreement contemplating the sale of substantially all of the assets associated with its Travel Nurse subsidiary to Preferred Employers Holdings, Inc. for cash in the amount of $5.0 million. The sale of Travel Nurse is expected to occur on or before February 13, 1998, and is contingent upon satisfactory completion of Preferred Employers' due diligence. As an initial advance on the purchase price for the Travel Nurse operations, in exchange for $1.5 million in cash Travel Nurse today issued to Preferred Employers preferred stock and a secured note convertible, under certain circumstances, into a majority of Travel Nurse's equity on a fully diluted basis. In the event that the transaction fails to close, Preferred Employers has the right to require Travel Nurse to repurchase the preferred stock and redeem the note for $1.5 million. At November 30, 1997, the assets of the Travel Nurse subsidiary to be transferred had a carrying value on the consolidated books of the Company of approximately $151,000. The Company's Travel Nurse subsidiary provides registered nurse and other professional medical personnel, often referred to as "travel nurses", primarily to client hospitals on a contractual basis for periods generally ranging from 8 to 52 weeks.

         The Company continues to experience critical cash flow shortfalls and remains in default (and may remain in default following completion of the sale of its Travel Nurse operations) under its line of credit. The Company's Board of Directors, with the assistance of its investment bank, is actively evaluating a variety of strategic alternatives, including an equity infusion and/or sale of the Company's home care operations. Completion of any such transaction may be subject to satisfaction of a number of conditions, including due diligence; shareholder approval; resolution of the Company's Dade County, Florida Federal Medicare investigation; and the negotiation of a global settlement with the Medicare program of open cost reports and appeal and reopening issues. There can be no assurance that all or any of these conditions can be satisfied in a timely fashion and that the Company will be able to generate cash sufficient to fund its operations. The uncertainties associated with the Company's ability to fund its operations raise substantial doubt about the Company's ability to continue as a going concern.




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                HOSPITAL STAFFING SERVICES, INC. AND SUBSIDIARIES
                                   SIGNATURES
                                January 22, 1998


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


HOSPITAL STAFFING SERVICES, INC.


By:  __________________________________  Ronald G. Huneycutt, Vice President of
       Ronald G. Huneycutt               Finance, Chief Financial Officer
                                         (principal accounting officer)
                                         Date:  January 29, 1998